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                                                                   Exhibit(a)(7)

                        RIVERSOURCE STRATEGY SERIES, INC.

                            STATEMENT OF CANCELLATION
               OF THE STATEMENT FIXING THE RIGHTS AND PREFERENCES
                    OF CLASSES A, B, C, I, R2, R3, R4 AND R5
                 OF RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND,
                 A SERIES OF RIVERSOURCE STRATEGY SERIES, INC.

The undersigned officer of RiverSource Strategy Series, Inc. (the "Company"), hereby certifies that:

     1.   The name of the Company is RiverSource Strategy Series, Inc.

     2. At a Special Meeting of Shareholders of RiverSource Partners Small Cap Growth Fund (a series of the Company) (the "Series") held March 10, 2010, shareholders of the Series voted to approve an Agreement and Plan of Reorganization between the Series and Seligman Frontier Fund, Inc. (a Maryland corporation) (the "Buying Fund") under which all assets attributable to Class A, B, C, I, R2, R3, R4 and R5 shares of the Series were transferred to the Buying Fund in exchange for corresponding Class A, B, C, I, R2, R3, R4 and R5 shares of the Buying Fund and the assumption by the Buying Fund of all liabilities attributable to the Series.

     3. The Company's Board of Directors has directed the Company's officers to take all such actions to carry out the Agreement and Plan of Reorganization, among such actions is the cancellation of the statement fixing the rights and preferences of the Company's Classes A, B, C, I, R2, R3, R4 and R5 of the Series, pursuant to Section 302A.133 of the Minnesota Statutes.

     4. There are currently no shares of Classes A, B, C, I, R2, R3, R4 or R5 of the Series outstanding.

     5. After giving effect to the cancellation, the Company shall continue to have 10,000,000,000 authorized shares of capital stock that can be allocated among the Company's remaining series and classes as designated by the Company's Board of Directors.

IN WITNESS WHEREOF, the undersigned has executed this statement of cancellation this 10th day of May, 2010.

                                        RIVERSOURCE STRATEGY SERIES, INC.


                                        /s/ Scott R. Plummer
                                        ----------------------------------------
                                        Scott R. Plummer
                                        Secretary

                                        Seal: STATE OF MINNESOTA
                                              DEPARTMENT OF STATE
                                              FILED
                                              May 17, 2010


                                        /s/ Mark Ritchie

                                        Secretary of State